                       NATIONAL SEMICONDUCTOR CORPORATION
                                      AND
                       THE FIRST NATIONAL BANK OF BOSTON
                                 AS DEPOSITARY
                                      AND
                         HOLDERS OF DEPOSITARY RECEIPTS

                                ---------------

                               DEPOSIT AGREEMENT
                                ---------------

                          DATED AS OF OCTOBER 5, 1992
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                               TABLE OF CONTENTS

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                                                                                                              PAGE
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
ARTICLE I -- DEFINITIONS..................................................................................      1
ARTICLE II -- FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER, REDEMPTION
        AND CONVERSION OF RECEIPTS........................................................................      2
  SECTION 2.01.        Form and Transferability of Receipts...............................................      2
  SECTION 2.02.        Deposit of Stock; Execution and Delivery of Receipts in Respect
                        Thereof...........................................................................      3
  SECTION 2.03.        Redemption of Stock................................................................      4
  SECTION 2.04.        Transfer of Receipts...............................................................      5
  SECTION 2.05.        Combinations and Split-ups of Receipts.............................................      5
  SECTION 2.06.        Surrender of Receipts and Withdrawal of Stock......................................      5
  SECTION 2.07.        Limitations on Execution and Delivery, Transfer and Surrender of Receipts..........      6
  SECTION 2.08.        Lost Receipts, Etc. ...............................................................      6
  SECTION 2.09.        Cancellation and Destruction of Surrendered Receipts...............................      6
  SECTION 2.10.        Conversion of Stock into Common Stock..............................................      6
ARTICLE III -- CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY.................................      7
  SECTION 3.01.        Filing Proofs, Certificates and Other Information..................................      7
  SECTION 3.02.        Payment of Taxes or Other Governmental Charges.....................................      8
  SECTION 3.03.        Warranties as to Stock.............................................................      8
  SECTION 3.04.        Covenants and Warranties as to Common Stock........................................      8
ARTICLE IV -- THE DEPOSITED SECURITIES; NOTICES...........................................................      8
  SECTION 4.01.        Cash Distributions.................................................................      8
  SECTION 4.02.        Distributions Other Than Cash......................................................      9
  SECTION 4.03.        Subscription Rights, Preferences or Privileges.....................................      9
  SECTION 4.04.        Notice of Dividends, Fixing of Record Date for Holders of Receipts.................     10
  SECTION 4.05.        Voting Rights......................................................................     10
  SECTION 4.06.        Changes Affecting Deposited Securities and Reclassifications, Recapitalizations,
                        Etc. .............................................................................     10
  SECTION 4.07.        Reports............................................................................     11
  SECTION 4.08.        Lists of Receipt Holders; Access to Certain Information............................     11
ARTICLE V -- THE DEPOSITARY AND THE COMPANY...............................................................     11
  SECTION 5.01.        Maintenance of Offices, Agencies, Transfer Books by the Depositary; Registrar......     11
  SECTION 5.02.        Prevention or Delay in Performance by the Depositary, the Depositary's Agents or
                        the Company.......................................................................     11
  SECTION 5.03.        Obligations of the Depositary, the Depositary's Agents and the Company.............     12
  SECTION 5.04.        Resignation and Removal of the Depositary; Appointment of Successor Depositary.....     12
  SECTION 5.05.        Corporate Notices and Reports......................................................     13
  SECTION 5.06.        Deposit of Stock by the Company....................................................     13
  SECTION 5.07.        Indemnification by the Company.....................................................     13
  SECTION 5.08.        Charges and Expenses...............................................................     13
  SECTION 5.09.        Authorization of Agreement.........................................................     13
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                                       i
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
ARTICLE VI -- AMENDMENT; TERMINATION......................................................................     13
  SECTION 6.01.        Amendment..........................................................................     13
  SECTION 6.02.        Termination........................................................................     14
ARTICLE VII -- MISCELLANEOUS..............................................................................     14
  SECTION 7.01.        Counterparts.......................................................................     14
  SECTION 7.02.        Exclusive Benefit of Parties.......................................................     14
  SECTION 7.03.        Invalidity of Provisions...........................................................     14
  SECTION 7.04.        Notices............................................................................     14
  SECTION 7.05.        Depositary's Agents................................................................     15
  SECTION 7.06.        Holders of Receipts are Parties....................................................     15
  SECTION 7.07.        Governing Law......................................................................     15
  SECTION 7.08.        Headings...........................................................................     15
EXHIBIT A:             DEPOSITARY RECEIPT FOR DEPOSITARY CONVERTIBLE PREFERRED SHARES

                               DEPOSIT AGREEMENT

    DEPOSIT AGREEMENT, dated as of October 5, 1992, among National Semiconductor Corporation, a corporation duly organized and existing under the laws of the State of Delaware with its principal office in Santa Clara, California, The First National Bank of Boston, a national banking association duly organized and acting under the laws of the United States of America with its principal office in Boston, Massachusetts, and all holders from time to time of Depositary Receipts issued hereunder.

                                  WITNESSETH:

    Whereas,  it is desired to provide, as hereinafter set forth in this Deposit
Agreement, for the deposit of shares  of $                Convertible  Preferred
Shares, par value $.50 per share, liquidation value $500 per share, of National Semiconductor Corporation with The First National Bank of Boston, as Depositary, for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Receipts evidencing Depositary Convertible Preferred
Shares, in respect  of the $                   Convertible  Preferred Shares  so
deposited; and

    WHEREAS, the Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

    Now, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I
                                  DEFINITIONS

    The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement and the
Receipts:

    SECTION 1.01. The term "Authorizing Resolution" shall mean the resolution adopted by the Company's Board of Directors establishing and setting forth the rights, preferences and privileges of the Stock.

    SECTION 1.02. The term "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation, as amended from time to time, of the Company.

    SECTION 1.03. The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Clause (v) of the Authorizing Resolution, shares issuable on conversion of the Stock shall include only shares of the class designated as Common Stock of the Company at the date of this Deposit Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from any such reclassification bears to the total number of shares of all such classes resulting from all such reclassifications.

    SECTION 1.04. The term "Company" shall mean National Semiconductor Corporation, incorporated under the laws of the State of Delaware and having its principal office at 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090, and its successors.

    SECTION 1.05. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time.

    SECTION 1.06. The term "Depositary" shall mean The First National Bank of Boston, a national banking association duly organized and existing under the laws of the United States of America, with its principal office at 100 Federal Street, Boston, Massachusetts 02110, and any successor as depositary hereunder.

    SECTION 1.07. The term "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

    SECTION 1.08. The term "Depositary Shares" shall mean the Depositary Convertible Preferred Shares, evidenced by the Depositary Receipts issued hereunder and representing the interests in Stock deposited with the Depositary hereunder. Each Depositary Share shall, as provided herein, represent an interest in one-tenth (1/10) of one share of Stock and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and held at the time under this Deposit Agreement.

    SECTION 1.09. The term "Receipt" shall mean one or more of the Depositary Receipts issued hereunder.

    SECTION 1.10. The term "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

    SECTION 1.11. The term "Registrar" shall mean any bank or trust company which shall be appointed to register Receipts as herein provided.

    SECTION 1.12. The term "Securities Act of 1933" shall mean the Act of May 27, 1933 (15 U.S. Code, Secs. 77a-77aa), as from time to time amended.

    SECTION 1.13. The term "Shareholder Services Division" shall mean the Shareholder Services Division of the Depositary, which at the date of this Deposit Agreement is located at 150 Royall Street, Canton, Massachusetts, 02021.

    SECTION 1.14. The term "Stock"  shall mean the Company's $
Convertible Preferred Shares, par value $.50 per share, liquidation value $500 per share, heretofore validly issued, fully paid and nonassessable.

                                   ARTICLE II
          FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY,
           TRANSFER, SURRENDER, REDEMPTION AND CONVERSION OF RECEIPTS

    SECTION 2.01. FORM AND TRANSFERABILITY OF RECEIPTS. Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized officer and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory. Receipts executed as provided in this Section may be issued notwithstanding that any authorized officer of the Depositary signing such Receipts shall have ceased to hold office at the time of issuance of such Receipts. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

    Except as the Depositary and the Company may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All receipts shall be dated the date of their execution.

    Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock or the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

    Title to a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer and to the Depositary Shares evidenced thereby, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary, each Depositary's Agent and the Company may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, the exercise of conversion rights or any notice provided for in this Deposit Agreement and for all other purposes.

    SECTION 2.02. DEPOSIT OF STOCK; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Subject to the terms and conditions of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by a delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by law, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

    If required by the Depositary, Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property which any person in whose name the Stock is or has been recorded may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

    Subject to the terms and conditions of this Deposit Agreement, Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under Section 4.02 and upon exercise of the rights to subscribe referred to in Section 4.03.

    Upon each delivery to the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents above specified, the Depositary shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company for transfer and recordation in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary at the Depositary's Shareholder Services Division or at such other place or places as the Depositary shall determine.

    Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at its Shareholder Services Division and at such other offices, if any, as it may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. However, in each case, any such delivery of a Receipt or Receipts will be made only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt, as provided in
Section 5.08, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock.

    SECTION 2.03. REDEMPTION OF STOCK. Whenever the Company shall elect to redeem shares of Stock for shares of Common Stock pursuant to Clause (iii) of the Authorizing Resolution, it shall give the Depositary not less than 45 nor more than 90 days' notice of the date fixed by the Company for such redemption, the number of shares of the Stock held by the Depositary to be so redeemed and the number of shares of Common Stock required pursuant to the Authorizing Resolution in order to effect a redemption of the number of shares of Stock to be redeemed. On the date of such redemption, provided that the Company shall then have deposited with the Depositary the certificates representing the number of shares of Common Stock required pursuant to the Certificate in order to effect a redemption of the number of shares of Stock to be redeemed (together with a cash payment equal to all amounts payable pursuant to the Authorizing Resolution in respect of dividends and fractional shares), the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of such redemption and the simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, by first class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the holders of record on the record date for such redemption (determined pursuant to Section 4.04) of the Receipts evidencing the Depositary Shares to be so redeemed, at the address of such holders as the same appear on the records of the Depositary, but neither failure to mail any such notice, nor any defect in any notice, to one or more holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state (i) the record date for the purposes of such redemption; (ii) the redemption date; (iii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares evidenced by Receipts held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iv) the redemption price (expressed as a number of shares of Common Stock); (v) the place or places where Receipts are to be surrendered for certificates representing shares of Common Stock; and (vi) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue, and the conversion rights in respect thereof will terminate, at the close of business on the Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner selected by the Company.

    Notice having been mailed by the Depositary as aforesaid, from and after the close of business on the Redemption Date (unless the Company shall have failed to deliver to the Depositary certificates representing shares of Common Stock and cash sufficient to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the right to convert such Stock to Common Stock shall terminate and all rights, except the right to receive the number of shares of Common Stock and cash required to redeem such Stock, shall cease. On the Redemption Date, if the Company shall have redeemed the shares of underlying Stock, the Depositary Shares being redeemed shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the number of shares of Common Stock and cash required to redeem such Stock) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per share equal to one-tenth (1/10) (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, represented thereby including all amounts paid by the Company in respect of dividends pursuant to the Authorizing Resolution.

    If less than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt, without service charge, upon its surrender to the Depositary (with, if the Depositary so requires, due endorsement or a written instrument of transfer in form satisfactory to the Depositary, duly executed by the holder thereof or his attorney duly authorized in writing), together with the payment of the redemption price (in shares of Common Stock and cash in respect of dividends and fractional shares), a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

    SECTION 2.04. TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register transfer on its books from time to time of Receipts upon any surrender thereof at the Depositary's Shareholder Services Division or at such other offices as it may designate for such purpose by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

    SECTION 2.05. COMBINATIONS AND SPLIT-UPS OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, upon surrender of a Receipt or Receipts at the Depositary's corporate trust office in New York City or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, together with written instructions specifying the number of Receipts to be received upon such split-up or combination, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

    SECTION 2.06. SURRENDER OF RECEIPTS AND WITHDRAWAL OF STOCK. Any holder of a Receipt or Receipts representing any number of whole shares of Stock may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Shareholder Services Division or at such other offices as the Depositary may designate for such withdrawals (unless the Depositary Shares represented thereby shall have been theretofore called for redemption). Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

    If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order (accompanied by a signature guarantee) so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

    Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at its Shareholder Services Division, except that, at the request, risk and expense of the holder surrendering such Receipt and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

    SECTION 2.07. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange or any Receipt, or the exercise of any conversion right as specified in Section 2.10, the Depositary or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn or with respect to the Common Stock upon conversion), may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

    The deposit of Stock may be refused, or the delivery of Receipts against Stock may be suspended or the transfer of Receipts may be refused, or the exercise of any conversion right as specified in Section 2.10 may be suspended, provided that conversion rights in respect of the Stock are also then lawfully suspended, or the transfer or surrender of outstanding Receipts may be suspended, (a) during any period when the register of stockholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or, with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Stock which are required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such shares of Stock.

    SECTION 2.08. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it, and payment of any expense (including fees and expenses of the Depositary) in connection therewith.

    SECTION 2.09. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

    SECTION 2.10.  CONVERSION OF STOCK INTO COMMON STOCK.

    (a) Receipts may be surrendered with written instructions to the Depositary to convert any specified number of whole shares of Stock represented by the Depositary Shares evidenced thereby (subject to the provisions of subparagraph
(f) below) into shares of Common Stock at the conversion price specified in the Authorizing Resolution with respect to each share of Stock, as such conversion price may be adjusted by the Company from time to time as provided in the Authorizing Resolution. Subject to the terms and conditions of the Deposit Agreement and the Authorizing Resolution, a holder of a Receipt or Receipts evidencing Depositary Shares representing at least one whole share of Stock may surrender such Receipt or Receipts at the Depositary's Shareholder Services
Division or at such other office as the Depositary may designate for such purpose, together with the notice of conversion thereon duly completed and executed, thereby instructing the Depositary to convert the number of whole shares of underlying Stock specified in such notice of conversion into shares of Common Stock.

    (b) Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion instructing the Depositary to convert a specified number of whole shares of Stock duly completed and executed, the Depositary shall (i) give written notice to the Company, or its authorized agent, of the number of whole shares of Common Stock to be delivered upon conversion of such shares of Stock and the amount of immediately available funds, if any, to be delivered to the holder of such Receipt or Receipts pursuant to subparagraph (f) below and (ii) deliver to the Company or its authorized agent such Receipt or Receipts, together with certificates for the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts. As promptly as practicable after the receipt of such Receipt or Receipts and certificates from the Depositary, the Company shall furnish or cause to be furnished to the Depositary a certificate or certificates evidencing such number and type of whole shares of Common Stock, and such amount of immediately available funds, if any, as is specified in the written notice to the Company and the Depositary shall deliver at its Shareholder Services Division or otherwise as contemplated by subparagraph (e) below to such holder (x) a certificate or certificates evidencing whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, (y) a Receipt evidencing the number of Depositary Shares, if any, evidenced by such Receipt or Receipts in excess of the number of Depositary Shares representing Stock which has been so converted and (z) any money or other property to which the holder is entitled.

    (c) Upon any such conversion of the Stock underlying the Depositary Shares, no allowance, adjustment or payment shall be made with respect to dividends upon such Stock or shares of Common Stock issued upon the conversion thereof.

    (d) If any Depositary Shares shall be called for redemption, the Stock underlying such shares may be converted into Common Stock as provided in this Section until and including, but not after (unless the Company shall default in the delivery to the Depositary of certificates representing the number of shares of Common Stock and cash sufficient to redeem such underlying Stock), the close of business on the Redemption Date.

    (e) Delivery of Common Stock and other property may be made by the delivery of certificates and other proper documents of title, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary's corporate trust office in New York City, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk and expense of any holder surrendering Receipts, and for the account of such holder, to such place designated in writing by such holder.

    (f) No fractional shares of Common Stock shall be issuable upon conversion of Stock underlying the Depositary Shares. If, except for the provisions of this paragraph and the Authorizing Resolution, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock would be entitled to a fractional share of Common Stock, the Company shall deliver to the Depositary for delivery to such holder, in accordance with subparagraph (b) above, an amount in immediately available funds for such fractional share based upon the current market value of the Common Stock computed as set forth in the Authorizing Resolution.

                                  ARTICLE III
                         CERTAIN OBLIGATIONS OF HOLDERS
                          OF RECEIPTS AND THE COMPANY

    SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any person presenting Stock for deposit or seeking to convert the underlying Stock represented by the Depositary Shares or any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary may reasonably deem necessary or proper. The Depositary may withhold the delivery or delay the transfer or redemption of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the exercise of any conversion right as specified in Section 2.10 until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

    SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt evidencing Depositary Shares or with respect to the Depositary Shares evidenced by such Receipt or with respect to the Stock (or any fractional interest therein) represented by such Depositary Shares or with respect to the exercise of any conversion right referred to in
Section 2.10, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until such payment is made, and any dividends or other distributions may be withheld, and such conversion right may be refused, and any part or all of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

    SECTION 3.03. WARRANTIES AS TO STOCK. In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, that the person making such deposit, or the person on whose behalf such deposit is made, has good and marketable title to such Stock, free and clear of any liens, claims or encumbrances, and that the person making such deposit is duly authorized so to do. The Company hereby further represents and warrants that the Stock, when issued, will be validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts.

    SECTION 3.04. COVENANTS AND WARRANTIES AS TO COMMON STOCK. The Company covenants that it will keep reserved or otherwise available a sufficient number of authorized and unissued shares of Common Stock to meet conversion requirements in respect of the Stock and that it will give written notice to the Depositary of any adjustments in the conversion price as set forth in Clause (v) of the Authorizing Resolution. The Company represents and warrants that the Common Stock issued upon conversion or redemption of Stock will be validly issued, fully paid and non-assessable.

                                   ARTICLE IV
                       THE DEPOSITED SECURITIES; NOTICES

    SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution with respect to the Stock, the Depositary shall, subject to Section 3.02, promptly distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

    SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH. Whenever the Depositary shall receive any distribution other than cash with respect to the Stock, the Depositary shall, subject to Section 3.02, promptly distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by
Section 4.01 in the case of a distribution received in cash.

    SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts on the record date fixed pursuant to Section 4.04 in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws and the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

    If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

    If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

    SECTION 4.04. NOTICE OF DIVIDENDS; FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed.

    SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined pursuant to Section 4.04 will be entitled, subject to any applicable provisions of law and of the Company's Certificate of Incorporation or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Receipts, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

    SECTION 4.06. CHANGES AFFECTING DEPOSITED SECURITIES AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value, split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale, lease or transfer of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary may, in its discretion (with the approval of) and shall (upon the instructions of) the Company and, in either case, in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received upon conversion or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, consolidation or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale, lease or transfer of substantially all of the assets of the Company to surrender such Receipts to the Depositary with instructions to convert or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made by the resulting or surviving corporation (if other than the Company) for protection of the conversion rights of holders of Stock or such rights as may be applicable upon exchange of such Stock for securities, cash or other property of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

    SECTION 4.07. REPORTS. The Depositary shall make available for inspection by holders of Receipts at its Shareholder Services Division, and at such other places as it may from time to time deem advisable, copies of this Deposit Agreement and the form of Depositary Receipt and any reports and communications received from the Company which are both (a) received by the Depositary as the holder of Stock and (b) made generally available to the holders of Stock by the Company.

    SECTION 4.08. LISTS OF RECEIPT HOLDERS; ACCESS TO CERTAIN INFORMATION. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary. Any holder of Depositary Receipts, in person or by attorney or other agent, shall have the right to inspect the transfer books of the Depositary, a list of the holders of the Depositary Receipts, and the Depositary's other books and records pertaining to the Depositary Receipts and Depositary Shares and to make copies therefrom at such holder's expense; provided, however, that the foregoing shall be subject to the limitations and requirements imposed on a stockholder requesting equivalent information from a Delaware corporation pursuant to Section 220(b) of the General Corporation Law of the State of Delaware.

                                   ARTICLE V
                         THE DEPOSITARY AND THE COMPANY

    SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES, TRANSFER BOOKS BY THE DEPOSITARY; REGISTRAR. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency for the execution and delivery, transfer, surrender and exchange, split-up, combination, redemption and conversion of Receipts and deposit and withdrawal of Stock and for any other purposes for which such an office or agency is required under the rules of any national securities exchange on which the Depositary Shares are listed.

    The Depositary shall maintain, or cause one of the Depositary's Agents to maintain, appropriate records which shall reflect registrations, registrations of transfers, exchanges, split-ups and combinations and conversions of Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

    If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts or such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

    SECTION 5.02. PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America, or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Company's Certificate of
Incorporation or the Authorizing Resolution or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

    SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

    Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of Stock, Depositary Shares, Common Stock or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

    Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action taken, suffered or omitted by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in taking or omitting to take any action upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

    The Depositary will indemnify the Company against, and hold it harmless from, any liability which may arise out of acts performed or omitted by the Depositary due to negligence or bad faith.

    The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

    SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

    The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

    In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

    Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

    SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Certificate of Incorporation and the Authorizing Resolution to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

    SECTION 5.06. DEPOSIT OF STOCK BY THE COMPANY. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock, if such Stock is required to be registered under the provisions of the Securities Act of 1933 and no registration statement is at such time in effect as to such Stock.

    SECTION 5.07. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, (i) any liability which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement or the Receipts, as the same may be amended, modified or supplemented from time to time, (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence or bad faith on the part of any such person or persons, or (b) by the Company or any of its agents, or (ii) any liability or expense which may arise out of or in connection with the registration of Stock or the offer or sale to the public of the Stock or the offer or sale of the Receipts except to the extent that such liability or expense arises out of information furnished by the Depositary.

    SECTION 5.08. CHARGES AND EXPENSES. If, at the election of a holder of Stock or Receipts, any delivery or communication from the Depositary to such holder is by telegram or telex or if the Depositary incurs charges or expenses for which it is not otherwise liable hereunder at the election of such holder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company every month.

    SECTION  5.09.  AUTHORIZATION  OF AGREEMENT.   The Depositary represents and
warrants that this Deposit Agreement has been duly and validly authorized by the Depositary.

                                   ARTICLE VI
                             AMENDMENT; TERMINATION

    SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding. Upon the execution of any such agreement to so amend this Deposit Agreement, except as hereinafter provided, such amendment shall become effective and shall form a part of this Deposit Agreement for all purposes. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.06 and 2.10 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to convert such shares into Common Stock or to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the National Association of Securities Dealers, Inc. or any applicable stock exchange.

    SECTION 6.02. TERMINATION. This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 and all shares of Common Stock, cash and other property shall have been distributed to holders of Depositary Shares, (ii) there shall have been made a final distribution in respect of the Stock in connection with any voluntary or involuntary liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.01 or 4.02, as applicable, or (iii) each share of Stock shall have been converted into shares of Common Stock and all shares of Common Stock, cash and other property shall have been distributed to holders of Depositary Shares.

    Upon the termination of this Deposit Agreement, the parties hereto shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Sections 5.03, 5.07 and 5.08.

                                  ARTICLE VII
                                 MISCELLANEOUS

    SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Shareholder Services Division by any holder of a Receipt.

    SECTION 7.02. EXCLUSIVE BENEFIT OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

    SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

    SECTION 7.04. NOTICES. Any and all notices to be given to the Company hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at 2900 Semiconductor Drive, Santa Clara, California 95052-8090, Attention: Corporate Secretary, or at any other place to which the Company may have transferred its principal executive office.

    Any and all notices to be given to the Depositary hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at its Shareholder Services Division.

    Any and all notices to be given to any record holder of a Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

    Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

    SECTION 7.05. DEPOSITARY'S AGENTS. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

    SECTION 7.06. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

    SECTION 7.07. GOVERNING LAW. The Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

    SECTION 7.08. HEADINGS. The headings of Articles and Sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

    IN WITNESS WHEREOF, NATIONAL SEMICONDUCTOR CORPORATION AND THE FIRST NATIONAL BANK OF BOSTON have duly executed this Agreement and affixed their respective seals hereto as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

[SEAL]                                         NATIONAL SEMICONDUCTOR CORPORATION
Attest:
                  /s/ JOHN M. CLARK III              By            /s/ DONALD MACLEOD
- --------------------------------------------     -----------------------------------------
              John M. Clark III                               Donald Macleod
                                                            Authorized Officer
                                         Secretary
[SEAL]                                         THE FIRST NATIONAL BANK OF BOSTON
Attest:
                   /s/ KENYON BISSELL                By              /s/ CRAIG A. ALIE
- --------------------------------------------     -----------------------------------------
               Kenyon Bissell                                  Craig A. Alie
                                                            Authorized Officer
                                         Secretary

                                                                       EXHIBIT A
                               DEPOSITARY RECEIPT
                                      FOR
                    DEPOSITARY CONVERTIBLE PREFERRED SHARES,
                       EACH REPRESENTING ONE-TENTH (1/10)
                     $         CONVERTIBLE PREFERRED SHARE
                           ($.50 PAR VALUE PER SHARE,
                       $500 LIQUIDATION VALUE PER SHARE)
                                       OF
                       NATIONAL SEMICONDUCTOR CORPORATION
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)
No. ______________     Depositary Convertible Preferred Shares (each
                       representing one-tenth (1/10) $        Convertible
                       Preferred Share ($.50 par value per share, $500 liquidation value per share))

    1. The First National Bank of Boston, a national banking association duly organized and existing under the laws of the United States of America, as
Depositary  (the "Depositary"), hereby  certifies that                    is the
registered owner of                    Depositary  Convertible Preferred  Shares
("Depositary Shares"), each Depositary Share representing one-tenth (1/10) (as such fraction may from time to time be adjusted in the event of certain
amendments  to the Certificate  of Incorporation) of  one $          Convertible
Preferred Share ($.50 par value per share, $500 liquidation value per share) (the "Stock"), of NATIONAL SEMICONDUCTOR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company") deposited with, and held by, the Depositary. The rights, preferences and limitations of the Stock are set forth in the resolution adopted by the Company's Board of Directors (the "Authorizing Resolution"), copies of which are on file at the Depositary's Shareholder Services Division at 150 Royall Street, Canton, Massachusetts 02021.

    2. THE DEPOSIT AGREEMENT. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of September , 1992 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Shareholder Services Division) sets forth the rights of holders of receipts and the rights and duties of the Depositary in respect of the Stock deposited, and any and all other property and cash from time to time held thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

    3. REDEMPTION OF STOCK. Whenever the Company shall elect to redeem shares of Stock pursuant to the Authorizing Resolution, it shall give the Depositary not less than 45 nor more than 90 days' notice of the date fixed by the Company for such redemption, the number of shares of Stock held by the Depositary to be redeemed and the redemption price (expressed as a number of shares of Common Stock) for the Stock to be so redeemed (which shall include full cumulative dividends thereon to the Redemption Date). The Depositary shall mail notice of such redemption and the simultaneous redemption of a corresponding number of Depositary Shares relating to the Stock to be redeemed not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares to the holders of record on the record date for such redemption (determined as provided in Paragraph 16 below) of the Depositary Shares to be so redeemed. In case less than all the outstanding Depositary

Shares are to be so redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner selected by the Company. Notice having been mailed as aforesaid, from and after the close of business on the date set for redemption (unless the Company shall have failed to deliver to the Depositary certificates representing shares of Common Stock and cash sufficient to redeem the shares of Stock to be redeemed by it on such date), all dividends in respect of the Stock so called for redemption shall cease to accrue, the right to convert such Stock for Common Stock shall terminate, the Depositary Shares so called for redemption shall be deemed to be no longer outstanding, all rights of holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for the number of shares of Common Stock specified in said notice, plus all money and other property, if any, represented by such Depositary Shares, including all amounts payable by the Company pursuant to the Authorizing Resolution in respect of dividends and fractional shares. If less than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the record holder of this Receipt, without service charge, upon its surrender to the Depositary (with, if the Depositary so requires, due endorsement or a written instrument of transfer in form satisfactory to the Depositary, duly executed by the holder thereof or his attorney duly authorized in writing), together with the payment of the redemption price (in shares of Common Stock plus cash in respect of dividends payable and fractional shares, if any), a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

    4. SURRENDER OF RECEIPTS AND WITHDRAWAL OF STOCK. Upon surrender of this Receipt to the Depositary at its Shareholder Services Division, or at such other offices as it may designate, and subject to the provisions of the Deposit Agreement (unless the Depositary Shares evidenced hereby have been theretofore called for redemption), the holder hereof is entitled to withdraw, and to obtain delivery, to or upon the order of such holder, of the Stock and all money and other property, if any, at the time represented thereby; provided, however, that in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall, in addition to such number of whole shares of Stock and the money and other property, if any, to be so withdrawn, deliver, to or upon the order of such holder, a new Receipt evidencing such excess number of Depositary Shares.

    5. CONVERSION OF STOCK. Receipts may be surrendered at the place or places specified in the preceding paragraph with written instructions to the Depositary to convert any specified number of whole shares of Stock represented by Depositary Shares evidenced hereby into shares of Common Stock of the Company at the conversion price specified in the Authorizing Resolution, as such conversion price may be adjusted from time to time by the Company as provided in the Authorizing Resolution. Upon conversion of such whole shares of Stock, no allowance, adjustment or payment shall be made with respect to dividends on such Stock or Common Stock and no fractional shares of Common Stock shall be issued; however, a cash payment will be made by the Company in lieu thereof on the basis of the then current market value of such fractional shares, as provided in the Authorizing Resolution.

    6. TRANSFERS, SPLIT-UPS, COMBINATIONS. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares and evidenced by the Receipt or Receipts surrendered.

    7. CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC., OF RECEIPTS. Prior to the execution and delivery, transfer, split-up, combination, delivery for purposes of conversion, surrender or exchange of this Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto

(including any such tax or charge with respect to Stock being deposited or withdrawn, converted or exchanged), may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file such information, and to execute such certificates, as the Depositary or the Company may reasonably deem necessary or proper.

    8. SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Stock, the delivery of this Receipt against Stock, the transfer, surrender or exchange of this Receipt or the exercise of any conversion right may be refused or suspended
(a) during any period when the register of stockholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or, with the approval of the Company, for any other reason.

    9. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt or with respect to the Depositary Shares evidenced hereby or with respect to the Stock (or any fractional interest therein) represented by such Depositary Shares, or with respect to the exercise of any conversion right, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Receipt or any withdrawal of the Stock and all money and other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused until such payment is made, and any dividends or other distributions may be withheld, and such conversion right may be refused, or any part or all of the Stock or other property represented by the Depositary Shares evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof, and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

    10. WARRANTIES BY DEPOSITOR. In the case of the initial deposit of Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, that the person making such deposit, or the person on whose behalf such deposit is made, has good and marketable title to such Stock, free and clear of any liens, claims or encumbrances, and that the person making such deposit is duly authorized so to do.

    11. AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 8 and 9 hereof and of Sections
2.06 and 2.10 and Article III of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to convert such shares into Common Stock or to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the National Association of Securities Dealers, Inc. or any applicable stock exchange.

    12. CHARGES OF DEPOSITARY. The Company will pay all charges of the Depositary, except for taxes and other governmental charges, and such telegram, telex, delivery and other charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Depositary Receipts.

    13. TITLE TO RECEIPTS. It is a condition of this Receipt, and every successive holder thereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in Section 2.04 of the Deposit
Agreement, the Depositary, each Depositary's Agent and the Company may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or the exercise of conversion rights or to any notice provided for in the Deposit Agreement and for all other purposes.

    14. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution with respect to the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, promptly distribute to the holders of Receipts such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes.

    Whenever the Depositary receives any distribution other than cash with respect to the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, promptly distribute to the holders of Receipts such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes), the Depositary deems such distribution not to be feasible, the Depositary may effect such distribution in the manner provided in the Deposit Agreement.

    15. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer to the record holders of the Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts on the record date fixed as determined in Paragraph 16 in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to the provisions of Paragraph 9 hereof, be distributed by the Depositary to the record holders of Receipts entitled hereto as in the case of a distribution received in cash.

    If any other action (including the registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate) under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts and take all steps available to it to obtain such registration, authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable holders of Receipts to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of

Receipts any right, preference or privilege to subscribe for or to purchase any securities unless or until the relevant registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

    16. FIXING OF RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed.

    17. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable, mail to the record holders of Receipts a notice which shall contain
(a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 16 will be entitled, subject to any applicable provisions of law and of the Company's Certificate of Incorporation or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by the Depositary Shares evidenced by their respective Receipts, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

    18. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in par or stated value, split-up, consolidation or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale, lease or transfer of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary may, in its discretion (with the approval of) and shall (upon the instructions of) the Company and, in either case, in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or in respect of the Stock as new deposited securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received in exchange for or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

    19. REPORTS; INSPECTION OF TRANSFER BOOKS. The Depositary shall make available for inspection by holders of Receipts at its Shareholder Services Division and at such other places as it may from time to time deem advisable any reports and communications received from the Company which are both (a) received by the Depositary as the holder of Stock and (b) made generally available to the holders of Stock by the Company. The Depositary shall also send to record holders of Receipts copies of such notices, reports and other financial statements to the extent provided in the Deposit Agreement when furnished by the Company. The Depositary shall maintain, or cause one of the Depositary's Agents to maintain, appropriate records which shall reflect registrations, registrations of transfers, exchanges, split-ups and combinations and conversions of Receipts. The Depositary shall make available at its office or agency in New York City for inspection by any holder of a Receipt in the same manner and for the same purposes that holders of Stock are entitled to inspect the list of holders of Stock of the Company, a list of holders of record of the Receipts.

    20. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of any governmental authority or, in the case of the Depositary or any Depositary's Agent, by reason of any provision, present or future, of the Company's Certificate of Incorporation or the Authorizing Resolution or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

    21. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement or any Receipt to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

    Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of Stock, Depositary Shares, Common Stock or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

    Neither the Depositary nor any Depositary's Agent nor the Company will be liable for any action taken, suffered or omitted by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Company will indemnify the Depositary against any liability which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement or the Receipts, (a) by the Depositary or any Registrar, or any of their respective agents (including any Depositary's Agent), except for any liability arising out of their negligence or bad faith, or (b) by the Company or any of its agents. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to negligence or bad faith. The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

    22.   RESIGNATION AND REMOVAL OF DEPOSITARY.  The Depositary may at any time
(a) resign by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment, or (b) be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.

    23. TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement may be terminated by the Company or the Depositary only upon or after the occurrence of any of the following events: (i) all outstanding Depositary Shares shall have been redeemed and all shares of Common Stock, cash and other property shall have been distributed to holders of Depositary Shares; (ii) there shall have been made a final distribution in respect of the Stock in connection with any voluntary or involuntary liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of Depositary Shares; or (iii) each share of Stock shall have been converted into shares of Common Stock and all shares of Common Stock, cash and other property shall have been distributed to holders of Depositary Shares. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations thereunder to the Depositary with respect to indemnification, charges and expenses.

    24. GOVERNING LAW. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the laws of the State of New York.

    This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed manually, or if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and, if executed by such facsimile signature, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory.

Dated:

                                          THE FIRST NATIONAL BANK OF BOSTON
                                          Depositary

                                          By ___________________________________
                                                     Authorized Officer

                         [FORM OF NOTICE OF CONVERSION]

    The undersigned holder of this Receipt for Depositary Convertible Preferred Shares (the "Depositary Shares"), hereby irrevocably exercises the option to
convert           whole shares of the underlying $         Convertible Preferred
Stock (the "Stock"), represented by this Receipt into shares of Common Stock (and any other applicable securities or property) of National Semiconductor Corporation in accordance with the terms of and conditions of the Stock including the Authorizing Resolution in respect thereof and further as provided in Section 2.10 of the Deposit Agreement, dated as of September , 1992, among National Semiconductor Corporation, The First National Bank of Boston as Depositary, and the holders from time to time of Receipts referred to in such Deposit Agreement, and directs that the securities deliverable upon such conversion be registered in the name of and delivered, together with a check in payment for any fractional share and any other property deliverable upon such conversion, to the undersigned unless a different name has been indicated below. If securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of shares of the Stock indicated above is less than the number of shares of such Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt eviden-cing Depositary Shares for the balance of the Stock not to be converted.

Dated:
                                          Signature ____________________________
                                                      NOTE: The  above signature
                                          should  correspond  exactly  with  the
                                          name  on the  face of  this Receipt or
                                          with  the   name   of   the   assignee
                                          appearing   in  the   assignment  form
                                          below.

              (Please print name and address of registered holder)

Name _________________________________

Address ______________________________

(Please indicate other delivery instructions, if applicable)

Name _________________________________

Address ______________________________

                              [FORM OF ASSIGNMENT]

    FOR VALUE RECEIVED,  the undersigned hereby  settles, assigns and  transfers
unto                           the within  Receipt and all  rights and interests
represented by the Depositary Shares  evidenced thereby, and hereby  irrevocably
constitutes and appoints               his attorney, to transfer the same on the
books of the within-named Depositary, with full power of substitution in the premises.

Dated:

                                          Signature ____________________________
                                                     NOTE: The  above  signature
                                          should  correspond  exactly  with  the
                                          name on the face of this Receipt.